Exhibit 23.2


                          INDEPENDENT AUDITORS' CONSENT


We hereby consent to the use of our report dated August 16, 1996, accompanying the consolidated financial statements of HealthWatch, Inc. as of June 30, 1996 and 1995, included in the Company's Registration Statement on Form SB-2 and to the reference made to our firm under the caption "Experts" in the aforementioned Registration Statement expected to be filed by HealthWatch, Inc. on or about June 3, 1997.



SILVERMAN OLSON THORVILSON & KAUFMANN LTD.
CERTIFIED PUBLIC ACCOUNTANTS
Minneapolis, Minnesota

June 2, 1997